Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-187388, 333-192758, 333-200358, 333-208158, 333-214705, 333-221583, 333-224051 and 333-228439) of Model N, Inc. of our report dated November 15, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
November 15, 2019